EXHIBIT 10.32 Service Agreement - Sandelman & Associates.

CALL CENTER SERVICES AGREEMENT


THIS AGREEMENT is made as of January 1 , 2004 between DATASCENSION, INC., a California corporation (hereinafter "DATASCENSION"), having an office at 145 South State College Blvd., Suite 350, Brea, California 92821, and SANDELMAN & ASSOCIATES, INC., a California corporation (hereinafter "SANDELMAN & ASSOCIATES"), having an office at 19075 Ridgeview Road, Villa Park, California 92861.

BACKGROUND

I. SANDELMAN & ASSOCIATES conducts market research pertaining to the food service industry and owns proprietary research tracking studies (the "SANDELMAN & ASSOCIATES studies") which collect data from households.

II. The SANDELMAN & ASSOCIATES research tracking studies consist of Quick-Track {reg-trade-mark}, Casual-Track {reg-trade-mark}, Family-Track {reg-trade-mark}, Treat-Track{reg-trade-mark}, and the KFC National Tracking Studies. Each of the studies has specific quotas per market or area in which the data needs to be collected in a specific time period.

III. DATASCENSION provides call center services related to telephone data collection for research purposes.

IV. SANDELMAN & ASSOCIATES desires to use DATASCENSION's call center services to acquire market research data on the SANDELMAN & ASSOCIATES' studies.

THEREFORE, in consideration of the background described above and the covenants and agreements set forth below, SANDELMAN & ASSOCIATES and DATASCENSION agree as follows:

1.     Definitions. Where  used  herein,  in  any  amendment  hereto  or in any
Exhibit   hereto,  the  following  terms  shall  have  the  following  meanings respectively, unless the context otherwise requires:

       A. "SANDELMAN & ASSOCIATES' Data" shall mean and refer to data that is collected from DATASCENSION Call Centers on the SANDELMAN & ASSOCIATES' studies.

       B. "SANDELMAN & ASSOCIATES' studies" shall mean and refer to Quick-Track (TM), Casual-Track (TM), Family-Track (TM), Treat-Track (TM), and the KFC National Tracking Studies. Each study has a specific number of markets or areas that have weekly quotas. Data is collected for the studies in terms of specific time periods or waves and the counts start from zero (0) at the beginning of each period or wave.

       C. Words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include individuals, firms, corporations, partnerships, trusts and other entities whatsoever; and words such as "hereunder," "hereto," "hereof," "herein," and other words commencing with "here" shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement (including all Appendices or Exhibits hereto) and not to any particular Section hereof.

2.     Services.  DATASCENSION  agrees  to provide to SANDELMAN  &  ASSOCIATES,
which  agrees  to  purchase,  the  DATASCENSION   call   center  services  (the
"Services") which are described in Exhibit A hereto.

3.     Term and Termination.

       A. The term of this Agreement shall commence on January 1, 2004, and continue until December 31, 2005.

       B. Upon written demand from SANDELMAN & ASSOCIATES or upon termination of this Agreement, DATASCENSION shall promptly return to SANDELMAN & ASSOCIATES or destroy any SANDELMAN & ASSOCIATES' Data or SANDELMAN & ASSOCIATES' studies in its possession or in the possession of its service providers, along with a written certification evidencing such within 30 days of the written demand or effective date of termination, as the case may be.

4. Fees and Prices. SANDELMAN & ASSOCIATES shall pay DATASCENSION the fees set forth in Exhibits A and B. The prices set forth on Exhibits A and B are guaranteed until January 1 , 2006, except as provided below All fees and charges shall be due and payable thirty (30 days after SANDELMAN & ASSOCIATES' receipt of DATASCENSION's invoice.

5. Title. DATASCENSION acknowledges and agrees that all rights, title and interest in and to the SANDELMAN & ASSOCIATES' Data and all related intellectual property rights are and shall be the property of SANDELMAN & ASSOCIATES. To the extent the SANDELMAN & ASSOCIATES' Data constitutes copyrightable information or data, DATASCENSION agrees that the SANDELMAN & ASSOCIATES' Data is considered a work for hire and that as between DATASCENSION and SANDELMAN & ASSOCIATES, all rights, title and interest in and to the SANDELMAN & ASSOCIATES' Data shall remain or become the property of SANDELMAN & ASSOCIATES.

6.     Confidentiality.

       A. The parties agree that the terms and conditions of this Agreement, including all Exhibits hereto and any policies, business practices, plans and methods not in the public domain which may be known or disclosed to either party as a result of this Agreement will be held in confidence and not disclosed to any third party for any reason whatsoever, without the other party's prior written consent.

       B. DATASCENSION also acknowledges and agrees that the SANDELMAN & ASSOCIATES' Studies and SANDELMAN & ASSOCIATES' Data contain confidential and/or proprietary information which was acquired and developed at the expense and/or effort of SANDELMAN & ASSOCIATES and its employees and agents. DATASCENSION agrees that all such confidential and/or proprietary information shall be held and treated by DATASCENSION, and its employees and agents, in confidence and will not, without the prior written consent of SANDELMAN & ASSOCIATES, be disclosed, revealed or used by DATASCENSION other than in connection with the performance of Services pursuant to this Agreement.

       C. By providing DATASCENSION with access to the SANDELMAN & ASSOCIATES' studies or SANDELMAN & ASSOCIATES' Data, SANDELMAN & ASSOCIATES is not waiving any confidentiality privilege or trade secret rights associated with such information, nor is SANDELMAN & ASSOCIATES granting or executing any license in favor of DATASCENSION to use such information other than as expressly set forth in this Agreement.

7.     Warranties and Right of Inspection.

       A. DATASCENSION represents and warrants to SANDELMAN & ASSOCIATES that (i) the Services will be of good workmanship and free of material defects,
(ii) DATASCENSION'S employees shall ask the questions set forth in the SANDELMAN & ASSOCIATES' studies and (iii) the SANDELMAN & ASSOCIATES' studies shall be performed in a timely manner.

       B. SANDELMAN & ASSOCIATES shall have the right to inspect the updated SANDELMAN & ASSOCIATES' Data. SANDELMAN & ASSOCIATES shall provide DATASCENSION with written notice of any claim with respect to the condition, quality or grade of the updated records or nonconformance with this Agreement, with such notice specifying the basis of the claims in detail. DATASCENSION may, at its option, inspect the SANDELMAN & ASSOCIATES' Data at SANDELMAN & ASSOCIATES' facilities to confirm that the SANDELMAN & ASSOCIATES' Data does not conform. In the event that updated SANDELMAN & ASSOCIATES' Data does not conform with this Agreement, DATASCENSION' shall be obligated to re-verify the affected SANDELMAN & ASSOCIATES' Data records at DATASCENSION'S expense or credit SANDELMAN & ASSOCIATES the amount of the fees paid hereunder by SANDELMAN & ASSOCIATES for the nonconforming SANDELMAN & ASSOCIATES' Data records.

       C. SANDELMAN & ASSOCIATES shall have the right to monitor calls made by DATASCENSION in the collection of SANDELMAN & ASSOCIATES' Data for all SANDELMAN & ASSOCIATES' studies, using the DATASCENSION monitoring policies and practices. There will be no limits or restrictions on SANDELMAN & ASSOCIATES in terms of the number of calls monitored or the frequency of monitoring. DATASCENSION maintains the right to have a supervisor present during all monitoring sessions.

       D. If DATASCENSION is more than 3% ahead or behind on a weekly basis for the total market quota per study, SANDELMAN & ASSOCIATES shall be entitled to receive from DATASCENSION a fee, which fee is described in Exhibit B. DATASCENSION acknowledges and agrees that such fee is reasonable under the circumstances existing at the time this Agreement is executed. This fee shall not apply if (1) SANDELMAN & ASSOCIATES agrees in writing to the occurrence of the variance of more than 3% prior to the week in which it occurs; or (2) the variance of more than 3% results from an unforeseeable cause beyond the reasonable control of, and without the negligence of the parties, such as an earthquake or act of war.

8.     Default.

       A. Either party hereto shall be in default upon the occurrence of any one of the following events: (i) failure to pay the undisputed fees or other charges hereunder within 30 days following the receipt of written notice that amounts owed were not received on the due date thereof (ii) failure to perform any other term, condition or covenant of this Agreement and such failure continues for a period of 5 days after receipt of written notice thereof; (iii) if such party ceases the conduct of active business; (iv) if any proceedings under the U.S. Bankruptcy Code or other insolvency laws shall be instituted by or against such party, or if a receiver shall be appointed for such party or any of its assets or properties; or (v) if such party shall make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts as they come due.

       B. Upon any default and the failure to cure such default within the time periods set forth in Paragraph 8A above, the non-defaulting party may terminate this Agreement and declare all accrued charges immediately due and payable.

       C. No remedy referred to in this Section is intended to be exclusive, but shall be cumulative and in addition to any other remedy referred to herein or otherwise available to the non-defaulting party at law or in equity.

9.     Notices.

       All notices, requests, demands or other communications by the parties, other than routine operation communications under this Agreement, required or permitted to be given by one party to the other shall be given in writing by personal delivery, fax, or sent (postage prepaid with return receipt or delivery confirmation requested) by registered mail, certified mail, or express mail delivery, and shall be delivered, faxed or addressed to such other party at the address or fax numbers specified below or at such other address or fax number as either party may notify the other from time to time in accordance with the Section. Such notices, requests, demands or other communications shall be deemed to have been received: (i) if personally delivered, upon delivery;
(ii) if sent by facsimile, on the date faxed (with receipt confirmed); or (iii) if sent by registered, certified mail or express mail delivery, upon delivery thereof as evidenced by such return receipt or delivery confirmation.

To:    DATASCENSION, INC.        To:    SANDELMAN & ASSOCIATES, INC.
       Attn: Scott Kincer               Attn: Bob Sandelman
       145 S. State College Blvd.       19075 Ridgeview Road
       Suite 350                        Villa Park, CA 92861
       Brea, CA 92821
       Fax: (714) 482-9751              Fax: (714) 921-0303

10.    Miscellaneous Provisions.

       A. This Agreement shall not be assigned, subleased, sublicensed, rented, offered for sale, sold or disposed of by either party in any manner whatsoever without the written permission of the other party.

       B. Neither party shall be liable for any delay in the time for performance of its obligations under this Agreement if such delay arises out of circumstances beyond its reasonable control including, but not limited to, strikes, wars, natural disasters, governmental regulations or interference, or other natural calamity. In the event that any such excusable delay prevents DATASCENSION from performing scheduled Services for 5 days or longer, then (i) SANDELMAN & ASSOCIATES shall receive a credit and/or refund, as applicable, for fees prepaid hereunder by SANDELMAN & ASSOCIATES for Services which have not been provided as a result ofsuch delay, and (ii) SANDELMAN & ASSOCIATES shall have the option of immediately terminating this Agreement upon written notice to DATASCENSION.

       C. The relationship of the parties created by this Agreement is that of independent contractor and not that of employer/employee, principal/agent, partnership, joint venture or representative of the other. Neither party shall represent to third parties that it is the representative of the other in any manner or capacity whatsoever.

       D. This Agreement shall be governed by and construed in accordance with the laws of the State of California, irrespective of California's choice of law provisions.

       E. The terms, covenants and conditions contained herein constitute the complete and exclusive statement of the terms hereof~ and supersede all prior oral and written statements of any kind made by the parties or their representatives with respect to the subject matter hereof. In the event of any conflict between the terms and conditions of this Agreement and any SANDELMAN & ASSOCIATES' purchase order, the terms and conditions of this Agreement shall prevail. No statement in writing subsequent to the date of this Agreement purporting to modify or add to the terms and conditions hereof shall be binding unless consented to in writing by duly authorized representatives of SANDELMAN & ASSOCIATES and DATASCENSION in a document making specific reference to this Agreement.

       F. If either party commences or is made a party to any litigation, arbitration, mediation or other judicial or administrative proceeding ("proceeding") to enforce, interpret or obtain a declaration of rights under this Agreement, the prevailing party in such proceeding shall be entitled to recover from the other party all reasonable attorneys' fees, costs and expenses incurred in connection with such proceeding or any appeal or enforcement of any judgment obtained in any such proceeding. This attorneys' fees provision is intended to be severable from the other provisions of this Agreement, shall survive any judgment or order entered in any proceeding and shall not be deemed merged into any such judgment or order.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

SANDELMAN & ASSOCIATES, INC.            DATASCENSION, INC.

By:                                     By:
Name:                                   Name:
Title:                                  Title:

EXHIBIT A - to the Call Center Services Agreement dated January 1, 2004 between DATASCENSION, INC. and SANDELMAN & ASSOCIATES, INC.:

Description of the Services

I.     Services.

       A. DATASCENSION shall perform data collection from the scripts on the SANDELMAN & ASSOCIATES' studies by making telephone calls to the sample agreed upon by SANDELMAN & ASSOCIATES and DATASCENSION, administering information gathering/verifying surveys, and returning a copy of the updated SANDELMAN & ASSOCIATES' Data to SANDELMAN & ASSOCIATES.

       B. SANDELMAN & ASSOCIATES will be responsible for the telephone script and CATI programming to be used as part of the telephone data collection process.

       C. The SANDELMAN & ASSOCIATES' studies will have weekly quotas for each market or area. The weekly quotas are to be provided in writing by SANDELMAN & ASSOCIATES before the start of a new period or wave. DATASCENSION will make a reasonable attempt to consistently collect data in each market, each week, per the established quotas.

       D. DATASCENSION may schedule the collection of the SANDELMAN & ASSOCIATES' studies throughout the week, as in DATASCENSION's sole opinion is necessary to achieve work load leveling and operating efficiencies at DATASCENSION's call center facilities.

       E. The first day in which telephone data collection work will be performed will be January 1, 2004; provided, that such commencement is dependent on the timely receipt by DATASCENSION of the projected number of surveys to be conducted for an upcoming wave (provided by two weeks in advance of the start date of each study) and receipt of SANDELMAN & ASSOCIATES' telephone scripts and CATI programming by the start date of field work for that wave.

       F. DATASCENSION will provide SANDELMAN & ASSOCIATES an account manager for all studies. All communications between SANDELMAN & ASSOCIATES and the DATASCENSION call center must flow through the account manager.

II. Fees. SANDELMAN & ASSOCIATES shall pay DATASCENSION for each completed telephone survey as described on Exhibit B.

EXHIBIT B - to the Call Center Services Agreement dated January 1, 2004 between DATASCENSION, INC. and SANDELMAN & ASSOCIATES, INC.:

I.     Payment Schedule..

DATASCENSION will bill SANDELMAN & ASSOCIATES based on completes semi-monthly and reconcile at the end of the period or wave for the SANDELMAN & ASSOCIATES' studies.

This information intentionally left blank

       II.   Additional Fees.

The following fees will be billed to DATASCENSION for not meeting the weekly target as describe in item I.C under Exhibit A.

       A. DATASCENSION will pay no fees if SANDELMAN & ASSOCIATES does not provide DATASCENSION with the CATI programming and quotas of markets before the start data of the period or wave.

       B. In accordance with Section 7D of the Agreement, DATASCENSION will pay to SANDELMAN & ASSOCIATES a fee in the amount equal to $100.00 per 1% variance (rounded to the nearest %) of total markets weekly quota per study.